Exhibit 4.2

AXONICS MODULATION TECHNOLOGIES, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

MARCH 29, 2018

AXONICS MODULATION TECHNOLOGIES, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of as of March 29, 2018, by and among Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company previously sold shares of Series A Preferred, Series B Preferred and Series C Preferred (each as defined below) to certain of the Investors (the “Prior Investors”) and in connection with the sale of shares of Series C Preferred pursuant to the Amended and Restated Series C Preferred Stock Purchase Agreement, dated as of June 30, 2017 (the “Prior Series C Purchase Agreement”), the Company granted the Prior Investors certain rights as set forth in that certain Third Amended and Restated Investors’ Rights Agreement, dated June 30, 2017, as supplemented and amended from time to time (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors are parties to the Second Amended and Restated Series C Preferred Stock Purchase Agreement of even date herewith (the “Series C Purchase Agreement”), pursuant to which the Company will issue and sell additional shares of Series C Preferred (as defined below) to certain new Investors (the “New Series C Investors”);

WHEREAS, this Agreement further amends and restates the terms of the Prior Agreement to afford the New Series C Investors, in their capacities as holders of Series C Preferred, additional rights and to adjust certain rights of the Prior Investors in relation thereto; and

WHEREAS, in order to induce the Company to further amend and restate the Prior Series C Purchase Agreement and to induce the New Series C Investors to invest funds in the Company pursuant to the Series C Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) issued or issuable to the Investors and to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

1.1 “Affiliate” shall have the meaning ascribed to it in the Series C Purchase Agreement.

1.2 “Axonics Europe” shall mean Axonics Europe, S.A.S., a French société par actions simplifiée).

1.3 “EIF” shall mean the European Investment Fund and its co-investors.

1.4 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.5 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.6 “Holder” shall mean any person holding or deemed holding or having the right to acquire Registrable Securities or any authorized assignee thereof in accordance with Section 2.8 hereof. Any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement (as defined below) shall be deemed outstanding and deemed held by the corresponding shareholder of Axonics Europe as a Holder hereunder for all purposes of this Agreement.

1.7 “issued or issuable pursuant to the Share Exchange Agreement” or any similar reference shall mean the shares of the Preferred Stock of the Company issued or issuable in the future in exchange for shares of stock of Axonics Europe pursuant to the exercise at any time by a shareholder of Axonics Europe of its Preferred Option in a Preferred Exchange, as such terms are defined in and under the terms and conditions of the Share Exchange Agreement.

1.8 “Ownership Percentage” shall mean and include, with respect to each Holder of Registrable Securities requesting inclusion of Registrable Securities in an offering pursuant to this Agreement, the number of Registrable Securities held or deemed held by such Holder divided by the number of all Registrable Securities held or deemed held by all Holders requesting registration in such offering.

1.9 “Preferred Stock” shall mean the Series A Preferred, Series B Preferred and the Series C Preferred, including any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement.

1.10 “Qualified Offering” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act with aggregate gross proceeds of at least $50,000,000 (before deduction of underwriters commissions and expenses) and a per share price equal to at least $18.00 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like).

1.11 “register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.12 “Registrable Securities” shall mean (i) the shares of Common Stock issued or issuable upon conversion of Preferred Stock (including any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement), (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, or (iii) the shares of Common Stock held by the Alfred E. Mann Foundation for Scientific Research on the date of this Agreement, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his, her or its rights under Section 2 were not assigned or that have been sold by a person pursuant to a registration statement under the Securities Act covering such Registrable Securities that has been declared effective by the SEC or in an open market transaction under Rule 144. The number of shares of “Registrable Securities” outstanding shall be determined by the total of (x) the number of shares of Common Stock outstanding that are Registrable Securities and (y) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are Registrable Securities, including any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement, all of which shall be deemed to be “outstanding” for all purposes of this Agreement.

1.13 “Rule 144” shall mean Rule 144 under the Securities Act, and any similar successor rule or regulation.

1.14 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.15 “SEC” shall mean the Securities and Exchange Commission.

1.16 “Series A Preferred” shall mean the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.17 “Series B Preferred” shall mean the Company’s Series B-1 Preferred Stock, par value $0.0001 per share, and the Company’s Series B-2 Preferred Stock, par value $0.0001 per share.

1.18 “Series C Preferred” shall mean the Company’s Series C Preferred Stock, par value $0.0001 per share.

1.19 “Share Exchange Agreement” shall have the same meaning as in the Series C Purchase Agreement.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registrations.

(a) Requests for Registration. The Holders of more than thirty percent (30%) of the Registrable Securities then outstanding (the “Requesting Holders”) may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registration”), or, if available, on Form S-3 or any similar short-form registration statement (“Short-Form Registration”); provided, that the Company shall not be required to effect a Long-Form Registration prior to the earlier of (i) three (3) years from the date of this Agreement and (ii) six (6) months subsequent to the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act (an “IPO”); provided, further, that any such request shall cover the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000. Any registration requested pursuant to this paragraph (a) is referred to herein as a “Demand Registration.” Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the proposed underwriter. In the event that the Company receives a request for Demand Registration from the Requesting Holders, the Company shall: (i) within ten (10) days after receipt of any such request, give written notice of such requested registration to all other Holders (if any) of Registrable Securities; (ii) as soon as practicable use its best efforts to file with the SEC a registration statement under the Securities Act; and (iii) subject to paragraphs (d) and (e) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the mailing or delivery of the Company’s notice of such requested Demand Registration.

(b) Long-Form Registrations.

(i) Subject to Section 2.1(c) below, the Requesting Holders will be entitled to request only one (1) Long-Form Registration pursuant to Section 2.1(a), for which the Company will pay all Registration Expenses (as defined in Section 2.7 below). A registration will not count as a Demand Registration until it has become effective or the Requesting Holders withdraw their request (unless such withdrawal is due to (A) the Requesting Holders learning of a material adverse change in the condition (financial or otherwise), operations, business, or prospects of the Company not known to such Holders at the time of their request or (B) to the Company’s exercise of its right to delay registration under Section 2.1(e)).

(ii) The underwriter shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders that elect to participate in the Demand Registration. In any event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected for such underwriting.

(iii) Notwithstanding the foregoing, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders according to each such Holder’s Ownership Percentage, subject to paragraph (d) below.

(c) Short-Form Registrations. After its IPO, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the Long-Form Registrations provided pursuant to paragraph (b), the Holders of the Registrable Securities then outstanding will be entitled to request unlimited Short-Form Registrations; provided, that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $1,000,000 (notwithstanding any threshold set forth in paragraph (a)). Requests for Short-Form Registrations shall be in writing and shall state the number of Registrable Securities to be included in the registration.

(d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering (the “Offering Quantity”), the Company will include in such registration securities in the following priority:

(i) first, the Company shall include on a pro rata basis (based on each Holder’s Ownership Percentage) all Registrable Securities requested to be included as a result of a Demand Registration up to the aggregate permitted amount; and

(ii) second, to the extent (and only to the extent) that the Offering Quantity exceeds the aggregate amount of Registrable Securities which are requested to be included in such registration, the Company shall include in such registration any other securities requested to be included in the offering.

Any persons other than Holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in Section 2.7 hereof and be subject to contribution and indemnification obligations on substantially the same terms set forth in Sections 2.3 and 2.4 below.

(e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration during the period starting ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement filed under the Securities Act (other than a registration statement on Form S-8); provided, that the Company must provide the Requesting Holders with notice of such delay within thirty (30) days of its receipt of the request for a Demand Registration. If the Company shall furnish to the Requesting Holders a certificate signed by the Chief Executive Officer of the Company that, in the good faith judgment of the Company’s Board of Directors (the “Board”), it is seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to delay the filing of such registration statement, then the Company may postpone upon one occasion in any twelve (12) month period for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration. In the case of such event, the holders of a majority of Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration hereunder and the Company will pay all Registration Expenses in connection with such withdrawn registration. The Company shall not be obligated to effect, or to take any action to effect any requested Demand Registration pursuant to Section 2.1(a) if such Requesting Holder’s Registrable Securities may be immediately registered on Form S-3 pursuant to Section 2.1(c).

2.2 “Piggy Back” Registration.

(a) If at any time the Company shall determine to register under the Securities Act (including pursuant to a Demand Registration) any of its Common Stock (other than (i) a registration relating solely to the sale of securities to participants in a Company employee benefits plan, (ii) a registration on any form which does not include substantially the same information regarding the Company as would be required to be included in a registration statement covering the sale of the Registrable Securities, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or (iv) a registration relating to a corporate reorganization or other transaction under Rule 145 under the Securities Act), it shall send to each Holder written notice of such determination, and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Securities that such Holder requests to be registered, except that the Company and its underwriters may impose a limitation on the number of shares of Common Stock included in any such registration statement if such limitation is necessary based on market conditions, in accordance with the following:

(b) If such registration involves an underwritten public offering and the total amount of securities requested to be included in such offering exceeds the amount of securities that the managing underwriter determines in its sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities which the managing underwriter determines in its sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned in the following order of priority (A) first, to the Company, (B) second, if applicable, among the Holders requesting to sell Registrable Securities under Section 2.1 according to each such Holder’s Ownership Percentage, (C) third, among the Holders requesting to sell Registrable Securities under this Section 2.2 according to each such Holder’s Ownership Percentage and (D) fourth, to the extent additional securities may be included therein, pro rata among the other selling stockholders according to the total amount of securities held or deemed held by each such stockholder); provided, however, that in any registration covered by this Section 2.2, the number of shares requested to be included by the Holders shall not be reduced below twenty-five percent (25%) of the total number of securities to be included in the registration, unless such offering is the initial public offering of the Company’s Common Stock and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder”, and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights held or deemed held by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 whether or not any Holder has elected to include securities in such registration and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.7 hereof.

2.3 Indemnification.

(a) Indemnification of Holders. In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, and each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, the partners, officers and directors of such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act, a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.3(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, the partners, officers and directors of such Holder, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder, the partners, officers and directors of each Holder, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder, the partners, officers and directors of such Holder, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder, the partners, officers and directors of such Holder, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder, the partners, officers and directors of such Holder, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, the partners, officers and directors of such Holder, partner, officer or director of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 2.3(a) for any settlement of any such action effected without the Company’s consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.3(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

(b) Indemnification of Company. In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered, severally but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, in each case insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that the aggregate of such Holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such Holder of the Registrable Securities sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Securities, the Company will notify such Holder of Registrable Securities in writing of the commencement thereof, and such Holder of Registrable Securities shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Securities. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company is reasonably likely to be obligated to indemnify any Holder of Registrable Securities pursuant to Section 2.3(a), the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 2.3(a). Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder’s consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

2.4 Contribution. If the indemnification provided for in Section 2.3 is applicable by its terms but is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that the aggregate of such Holder’s obligations hereunder and under Section 2.3 shall be limited to an amount equal to the net proceeds to such Holder of the

Registrable Securities sold in such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligations of the Company and the Holders under Sections 2.3 and this 2.4 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

2.5 Securities Act Registration. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) file on a timely basis with the SEC all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act with respect to the Company’s Common Stock; and

(c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.

2.6 Further Obligations of the Company. Whenever the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holders have completed the distribution related thereto;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.6(a) above;

(c) Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

(d) Use its best efforts to register or qualify the Registrable Securities to be registered pursuant to this Agreement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject, unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act;

(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and file with the SEC such amendments and supplements to such prospectus and registration statement as may be required so that such prospectus and registration statement, as so amended and supplemented, will no longer include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of circumstances then existing;

(f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(i) Furnish, at the request of any selling Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration, if such securities are to be sold through underwriters, an opinion, dated such date, addressed to the underwriters, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering;

(j) Obtain “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities;

(k) Permit each selling Holder or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

(l) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering unless confidential treatment of such information has been requested of the SEC.

2.7 Expenses.

(a) In the case of a registration under Sections 2.1 or 2.2 the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, SEC filing fees, all fees of the Financial Industry Regulatory Authority, Inc., stock exchange listing fees and qualification fees, and transfer taxes (including reasonable fees and disbursements of one counsel for the selling Holders selected by them not to exceed $20,000 per registration); provided, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the underwriter’s commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities or (ii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited.

(b) The obligations of the Company in Section 2.7(a) shall be subject to the qualification that the Company shall not be required to pay for (i) any expenses of any registration proceeding begun pursuant to Section 2.1(b) if the registration request is subsequently withdrawn at the request of the initiating Holders (in which case, subject to the last proviso of this Section 2.7(b), all initiating Holders shall bear such expenses pro rata based upon the total number of Registrable Securities requested to be included therein by each such Holder), unless such initiating Holders agree to forfeit their right to one (1) Demand Registration or (ii) any expenses of any registration proceeding begun pursuant to Section 2.1(c) if the registration request is subsequently withdrawn at the request of the Holders initiating such registration (in which case, subject to the last proviso of this Section 2.7(b), all Holders initiating such registration shall bear such expenses pro rata based upon the total number of Registrable Securities requested to be included therein by each such Holder); provided, however, that if at the time of such withdrawal of registration request under Sections 2.1(b) or (c), (1) the initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to such Holders at the time of their request, and (2) such initiating Holders have withdrawn the request within a reasonable time following discovery of such material adverse change, then such initiating Holders shall not be required to pay any of such expenses with respect to any registration under either Sections 2.1(b) or (c) and shall retain their rights pursuant to Section 2.1; provided, further, that if the Company exercised its right to delay registration under Section 2.1(e), the Holders shall not be required to pay expenses until the period of delay has passed. All expenses of registrations under Sections 2.1 or 2.2 not set forth above shall be borne pro rata based upon the total number of Registrable Securities requested to be included therein by each Holder.

2.8 Transfer of Registration Rights. The registration rights of a Holder of Registrable Securities under this Agreement may be transferred as set forth below; provided, that (i) the transferee covenants to be bound by the terms of this Agreement and delivers an executed counterpart to this Agreement and (ii) the Company is given written notice prior to such transfer. The registration rights of a Holder of Registrable Securities may be transferred to (A) any Affiliate, (B) any partner or retired partner of any Holder which is a partnership, (C) any member or former member of any Holder which is a limited liability company, (D) any family member or trust for the benefit of any individual Holder, or (E) any transferee which would become a holder of at least 10% of the shares of Registrable Securities (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), provided that the Company is given written notice thereof. If a Holder transfers or assigns less than all of its Registrable Securities, the Holder shall retain the registration rights granted under this Agreement with respect to the Registrable Securities retained by such Holder. Notwithstanding the foregoing, the registration rights of a Holder under this Agreement shall not be transferred to a person or entity which is a competitor of the Company, or any Affiliate of such a person or entity, as determined in good faith by the Board. If reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for (i) transactions made pursuant to Rule 144 except in unusual circumstances or (ii) in any transaction in which a Holder distributes Registrable Securities to an Affiliate of such Holder or to any general partner, limited partner or member of such Holder.

2.9 No Superior Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a two-thirds of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company granting such Holder (i) rights to demand the registration of their shares or to include their shares in a registration statement that would reduce the number of shares includable by the Holders or (ii) any other registration rights with respect to such securities on a parity with or senior to the registration rights of the Holders.

2.10 Termination of Registration Rights. The obligations of the Company to register any Holder’s Registrable Securities pursuant to this Section 2 shall terminate upon the earlier of the following: (i) with respect to all Holders, five (5) years after the Company’s IPO; and (ii) with respect to a particular Holder, at such time as such Holder holds Registrable Securities constituting less than one percent (1%) of the outstanding voting stock of the Company if, after the Company’s IPO, all of such Holder’s Registrable Securities may immediately be sold under Rule 144 during any ninety (90) day period.

2.11 Legends.

(a) Concurrently with the execution of this Agreement there shall be imprinted or otherwise placed, on certificates representing Registrable Securities a restrictive legend in substantially the following form (the “Legend”):

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Registrable Securities theretofore represented by a certificate carrying the Legend.

(c) Any legend endorsed or an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

3. Covenants of the Company.

3.1 Right of First Offer. Subject to the terms and conditions specified in this Section 3.1 and only after giving effect to Section 3.2 below, the Company hereby grants to each holder of at least five percent (5%) of the shares of Preferred Stock (measured on an as-converted basis, and including any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement) (a “Major Investor”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement shall be deemed outstanding and held by the Major Investor for all purposes of this Agreement. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate. Except as otherwise set forth herein, if subsequent to the date of this Agreement, the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.4 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the price and terms upon which it proposes to offer such Shares and (iv) the names of the prospective purchasers.

(b) By written notification received by the Company within twenty (20) calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the ratio that (i) the number of shares of Common Stock held or deemed held by such Major Investor (measured on an as-converted basis, and including (x) all shares of Common Stock issuable upon the exercise of any outstanding warrants or options and (y) all shares of Common Stock issuable upon the conversion of any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement) bears to (ii) the total number of shares of the Common Stock then outstanding (measured on an as-converted basis, and including (x) all shares of Common Stock issuable upon the exercise of any outstanding warrants or options and (y) all shares of Common Stock issuable upon the conversion of any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement) (a “Pro-Rata Share”). For purposes of this Section 3, the number of shares of Common Stock held by BioDiscovery 4 FPCI (“BioDiscovery 4”) and Coöperatieve Gilde Healthcare IV U.A. (“Gilde”) and the aggregate number of shares of Common Stock held by all Investors shall include the securities issuable to BioDiscovery 4 and Gilde and to any other Investor pursuant to the Share Exchange Agreement.

(c) To the extent any Major Investor fails to fully exercise its rights pursuant to Section 3.1(b) as to its full Pro-Rata Share of the Shares (the “Unexercised Shares”) offered within said twenty (20) day period, the Company shall give each Major Investor who has elected to exercise its rights pursuant to Section 3.1(b) notice that such Major Investor may elect to purchase all or any portion of the Unexercised Shares upon similar terms as previously offered (the “Oversubscription Right”). Each such Major Investor shall have twenty (20) days after the date of receipt of notice pursuant to this Section 3.1(c) to agree to purchase all or any portion of the Unexercised Shares by giving written notice to the Company and stating therein the quantity of Unexercised Shares to be purchased; provided, that if the Major Investors in the aggregate elect to purchase more shares than are available as Unexercised Shares, such securities shall be allocated to such Major Investors on a pro rata basis which equals the proportion that the number of shares of the Common Stock held or deemed held by such Major Investor (measured on an as converted basis, and (x) including all shares of Common Stock issuable upon the exercise of any outstanding warrants or options and (y) all shares of Common Stock issuable upon the conversion of any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement) bears to the total number of shares of Common Stock then outstanding (measured on an as-converted basis, and including (x) all shares of Common Stock issuable upon the exercise of any outstanding warrants or options and (y) all shares of Common Stock issuable upon the conversion of any Preferred Stock issued or issuable pursuant to the Share Exchange Agreement) and then held or deemed held by all Major Investors that elected to purchase Shares in the Oversubscription Right.

(d) If all Shares that Major Investors are entitled to obtain pursuant to Sections 3.1(b) and (c) are not elected to be obtained as provided in Sections 3.1(b) and (c) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.1(c) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(e) The right of first offer in this Section 3.1 shall not be applicable to (i) shares of Common Stock reserved for issuances to directors, officers, employees and consultants pursuant to stock option plans and agreements approved by the Board (the “Employee Pool”), (ii) the issuance of securities in connection with the acquisition of a business entity or business segment of any such entity by the Company by merger, purchase, consolidation or other similar business combination, as approved by the Board, (iii) the issuance of securities in connection with equipment leases, real property leases, bank financings, strategic alliances or similar transactions as approved by the Board, provided that such transactions do not have equity financing as a substantial component, (iv) the issuance of Series C Preferred pursuant to the Series C Purchase Agreement or the Share Exchange Agreement, (v) the issuance of securities in a registered public offering or IPO, (vi) the issuance of securities pursuant to currently outstanding options, warrants, notes, convertible securities or other rights to acquire securities of the Company, including the issuance of shares of Common Stock upon the conversion of any of the Preferred Stock of the Company, or (vii) stock splits, stock dividends or like transactions. In addition to the foregoing, the right of first offer in this Section 3.1 shall not be applicable with respect to any Major Investor and any subsequent offering of Shares if the offer and sale to such Major Investor would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

(f) The rights under this Section 3.1 may be transferred by a Major Investor to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.8.

(g) The covenants set forth in this Section 3.1 shall terminate and be of no further force or effect upon (i) the closing of a Qualified Offering, or (ii) a Liquidation (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”)), whichever event shall first occur.

3.2 Longitude Right of First Offer. Subject to the terms and conditions specified in this Section 3.2, the Company hereby grants to Longitude Venture Partners III, L.P. (“Longitude”) a right of first offer with respect to future sales by the Company of its Shares (the “Longitude Right of First Offer”). The Longitude Right of First Offer shall expire once the Company has raised $60 million in aggregate gross proceeds from the sale of Shares in one or more transactions after the date hereof. Except as otherwise set forth herein, if subsequent to the date of this Agreement, the Company proposes to offer any Shares, the Company shall first make an offering of such Shares to Longitude in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.4 (the “Longitude Notice”) to Longitude stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the aggregate purchase price of such Shares (the “Aggregate Amount”) and terms upon which it proposes to offer such Shares and (iv) the names of the prospective purchasers.

(b) By written notification received by the Company within twenty (20) calendar days after receipt of the Longitude Notice, Longitude may elect to purchase or obtain, at the price and on the terms specified in the Longitude Notice, Shares representing up to thirty-three percent (33%) of the Aggregate Amount specified in the Longitude Notice.

(c) So long the Longitude Right of First Offer is exercisable, such right shall be in lieu of, and not in addition to, the right of first offer afforded to Major Investors as set forth in Section 3.1; provided, however that if a future sale by the Company of its Shares results in aggregate gross proceeds greater than $60 million, Longitude shall have the right, but not the obligation, to purchase up to the greater of (i) $20 million of the Shares being sold or (ii) Longitude’s pro rata share pursuant to the right of first offer set forth in Section 3.2.

(d) The Longitude Right of First Offer in this Section 3.2 shall not be applicable to the issuances of equity securities described in Section 3.1(e).

(e) For the avoidance of doubt, to the extent the Longitude Right of First Offer is exercisable, the right of first offer provided for in Section 3.1 shall be secondary to the Longitude Right of First Offer and shall only apply to the Shares Longitude has not elected to purchase or is nto entitled to purchase under this Section 3.2.

This Section 3.2 shall terminate and be of no further force or effect upon (i) the closing of a Qualified Offering, or (ii) a Liquidation, whichever event shall first occur.

3.3 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.4 Covenants. The Company agrees that the following covenants shall remain in effect until the Company’s IPO:

(a) Information Rights. So long as an Investor is a Major Investor, the Company shall furnish to each Major Investor the following reports:

(i) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.4(a)(iv)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(iii) as soon as practicable, but in any event within twenty (20) business days of the end of each month, an unaudited income statement and statement of cash flows for such month and the fiscal year to date, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month and the fiscal year to date, all prepared in accordance with generally accepted accounting principles (“GAAP”) (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(iv) Annually (and in any event no later than thirty (30) days prior to the beginning of each fiscal year) the annual budget and operating plans of the Company for the next succeeding fiscal year, in such manner and form as approved by the Board but including monthly projections in the same format as the financial statements in Sections 3.4(a)(i) and (iii) (and as soon as available, any subsequent written revisions thereto) (the “Budget”).

All such reports shall include the corresponding information for any subsidiary of the Company, including Axonics Europe. The rights granted pursuant to this Section 3.4 may not be assigned or otherwise conveyed by any holder or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; and provided, further, that no such written consent shall be required if the transfer is in connection with the transfer of securities between affiliated venture capital funds, or to any partner, retired partner, member or retired member of any Investor that is a general or limited partnership or a limited liability company or to any such Investor’s estate.

(b) Inspection Rights. Each Major Investor shall have the right at such Major Investor’s expense, to visit and inspect any of the properties of the Company, to discuss the affairs, finances and accounts of the Company with its officers, and to review such information as is reasonably requested all at such reasonable times during normal business hours as may be requested by such Major Investor upon reasonable notice to the Company’s Chief Executive Officer; provided, however, that the Company shall not be obligated to comply with this Section 3.4(b) with respect to a competitor of the Company or with respect to information which the Board determines in good faith would result in public disclosure of a trade secret or similar confidential information.

(c) EIF Audit Rights. In order to monitor and confirm compliance by Gilde with the investment and regulatory requirements of the European Recovery Programme (ERP)—European Investment Fund Facility (as then constituted), EIF further shall have the right enter the premises and to audit and examine the relevant books and records of the Company at such reasonable times during normal business hours as may be requested by EIF upon reasonable notice to the Company’s Chief Executive Officer. The audit and examination may be conducted either in person by the EIF or by a duly authorized third party representative. The Company further shall provide EIF or Gilde with specific information regarding the Company as may be reasonably required by the EIF upon request. Such audit and examination and such information shall be subject to the confidentiality provisions of this Section 3.4.

(d) Confidentiality. Each Investor agrees to use, and to use its best efforts to ensure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it pursuant to this Agreement which the Company identifies as being confidential or proprietary (so long as such information was not in the public domain prior to the time it was furnished to such Investor) except that such Investor may disclose such proprietary or confidential information (i) to any partner, member, entity under common investment management, subsidiary, parent, representative or advisor of such Investor (including, in the case of Gilde, EIF or its representatives) for the purpose of evaluating its investment in the Company so long as such partner, member, entity under common investment management, subsidiary, parent, representative or advisor is advised of the confidentiality provisions of this Section 3.4 and agrees to be bound thereby, (ii) at such time as it enters the public domain through no fault of such Investor, (iii) that is communicated to it free of any obligation of confidentiality, (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company or (v) as required by applicable law or the rules and regulations of an administrative agency or other government body; provided, that any Investor may provide financial information to its partners or members as required by any partnership agreement or limited liability company operating agreement.

(e) Option Plan. The Company shall, subject to stockholder approval, increase the authorized number of shares of Common Stock issuable pursuant to the Company’s 2014 Stock Incentive Plan at the Third Closing (as defined in the Series C Purchase Agreement) to represent 15.75% of the Company’s fully diluted shares of capital stock then outstanding (assuming the conversion of Preferred Stock (including any Preferred Stock issued or issuable pursuant to the Share

Exchange Agreement), and the conversion or exercise of any outstanding securities convertible or exercisable for Common Stock).

(f) Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or the Board.

(g) Insurance. The Company shall use commercially reasonable best efforts to maintain a directors’ and officers’ insurance policy, of at least $3 million and with coverage appropriate to the nature and scope of the Company’s business as presently conducted and as proposed to be conducted.

(h) Non-Employee Director Compensation. If and to the extent that the Company compensates its non-employee directors, the Company shall compensate all non-employee Investor-designated directors in a uniform manner.

(i) French Board Meetings. Unless otherwise agreed by the Board, the Board shall hold at least one (1) meeting per year in Paris, France at the offices of EDRIP, the general partner of BioDiscovery 4.

(j) Noble Board Observer. The Company shall invite a representative of Noble Prestige Holdings Limited (“Noble”) to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give the representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided and shall enter into the Company’s form of confidentiality agreement; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company. Noble shall pay for all expenses incurred by its representative for such representative’s attendance of any and all Board meetings. This Section 3.4(j) shall terminate and be of no further force or effect upon the closing of a Qualified Offering.

(k) Longitude Board Observer. The Company shall invite a representative of Longitude to attend all meetings of the Board and any committee of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence all information so provided and shall enter into the Company’s reasonable form of confidentiality agreement; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to, after consultation with counsel, adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest. Longitude shall pay for all expenses incurred by its representative for such representative’s attendance of any and all Board meetings. This Section 3.4(k) shall terminate and be of no further force or effect upon the closing of a Qualified Offering.

3.5 Matters Requiring Director Approval. Without limiting the “Protective Provisions” set forth in the Restated Certificate, the Company hereby covenants and agrees with each of the Holders that it shall not, without approval of two-thirds of the members of the Board, with respect to the Company (all references to which shall be deemed to include Axonics Europe):

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any natural or legal person (unless such person is an entity wholly owned by the Company), including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness, except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make, or permit any subsidiary to make, any investment inconsistent with any investment policy or budget approved by the Board; provided that the Company may make investments in prime commercial paper, money market funds, certificates of deposit in any United States or French bank having a net worth in excess of $100,000,000 (or Euro equivalent) or obligations issued or guaranteed by the United States of America or France, in each case having a maturity not in excess of two (2) years;

(e) incur, or permit any subsidiary to incur, aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board, other than equipment leases or trade debt incurred in the ordinary course of business;

(f) otherwise enter into or be a party to, or permit any subsidiary to enter into or be a party to, any material transaction with any director, officer, or employee of the Company except for transactions contemplated by the Transaction Agreements (as defined in the Series C Purchase Agreement, Series A Preferred Stock Purchase Agreement, dated as of March 14, 2014, by and among the Company and certain of the Prior Investors, and the Series B-1 and Series B-2 Preferred Stock Purchase Agreement, dated as of December 4, 2015, by and among the Company and certain of the Prior Investors) or transactions undertaken per a plan previously approved by the Board;

(g) hire, terminate (other than for cause) or change the compensation of the officers of the Company, or approve any option grants or stock awards to executive officers (or permit any subsidiary to do so with respect to executive officers of any subsidiaries);

(h) change the Strategy (as defined in the Restated Certificate);

(i) commence or settle material litigation;

(j) amend or waive any provision of the License Agreement (as defined in the Series C Purchase Agreement);

(k) sell, assign, transfer, license, pledge, or encumber material technology, intellectual property or other material assets of the Company (including to any subsidiary) or any subsidiary of the Company, other than licenses granted in the ordinary course of business;

(l) undertake an IPO;

(m) approve a Budget;

(n) form any subsidiary of the Company or enter into any joint venture arrangement with another party; or

(o) authorize or issue any security with any rights that are pari passu with, or superior to, the rights of the Series C Preferred or any reclassification of any class or series of capital stock.

4. Miscellaneous.

4.1 Transfers; Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least ten percent (10)% of the shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations). For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard for conflicts of laws principles.

4.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) three (3) days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached to the Series C Purchase Agreement (or at such other addresses as shall be specified by notice given in accordance with this Section 4.4).

4.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.6 Entire Agreement. This Agreement (including the exhibits hereto, if any), the Series C Purchase Agreement and the documents delivered pursuant thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

4.7 Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and executed by the Company and the Holders of two-thirds of the Registrable Securities, which shall be binding upon all of the parties hereto; provided, however, that no such modification, amendment or waiver shall (a) reduce the aforesaid percentage of Registrable Securities without the consent of the record or beneficial Holders of no less than two-thirds of the Registrable Securities or (b) disproportionately and adversely affect any Holder in relation to other Holders without the consent of such Holder. Any modification, amendment or waiver effected in accordance with this Section 4.7 shall be binding upon each Holder, its successor and assigns and the Company. Notwithstanding the foregoing, the rights of first offer established by Section 3.1 may be amended, or any provision waived, with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities held or deemed held by all Major Investors; provided, however, that, notwithstanding any such waiver, in the event that a Major Investor actually purchases Shares in any transaction pursuant to Section 3.1, then each other Major Investor shall be permitted to participate in such transaction on a pro rata basis. Sections 3.2 and 3.4(k) may be amended, or any provision waived, only with the written consent of the Company and Longitude.

4.8 Severability. Any invalidity, illegality, or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to any other term or provision. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.9 Aggregation of Stock. All shares of Registrable Securities held or deemed held or acquired by Affiliated entities (including Affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10 Facsimile. An executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or any other transmission method, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

4.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.13 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series C Preferred after the date hereof pursuant to the Series C Purchase Agreement, any purchaser of such shares of Series C Preferred shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

4.14 Prior Agreement. Upon the execution hereof by the Company and the requisite Prior Investors, this Agreement shall amend, restate and supersede the Prior Agreement, such that the Prior Agreement shall be of no further force or effect.

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

AXONICS MODULATION TECHNOLOGIES, INC.

By:	/s/ Raymond W. Cohen
Raymond W. Cohen, Chief Executive Officer

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

BIODISCOVERY 4 FPCI

By: EDRIP
Its: Manager

By:	/s/ Raphael Wisniewski

Name:	Raphael Wisniewski
Title:	Partner

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

NEOMED INNOVATION V, L.P.

By:	/s/ Christina Kembery	/s/ Tamara Williams
Name:	Christina Kembery	Tamara Williams
Title:	Director	Director

ACTING BY ITS GENERAL PARTNER, NEOMED INNOVATION V LIMITED

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

NOBLE PRESTIGE HOLDINGS LIMITED

By:	/s/ Noble Prestige Holdings Limited

Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

CLOUD AND ZAC HOLDINGS, LTD.

By:	/s/ Kuang Zhong

Name:	Kuang Zhong
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

ABG-AXONICS, LIMITED

By:	/s/ Yeh Shanju
Name:	Yeh Shanju
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

Alfred E. Mann Foundation for Scientific Research

By:	/s/ John Petrovich
John Petrovich, Chief Executive Officer

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

THE TRUST OF STUART AND VICKI KARTEN

By:	/s/ Stuart Karten
Name:	Stuart Karten

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

/s/ Timothy Deer, M.D.
Timothy Deer, M.D.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

/s/ Guangqiang Jiang, Ph.D.
Guangqiang Jiang, Ph.D.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

ABG MANAGEMENT LTD.

By:	/s/ YU Fan
Name:	YU Fan
Title:	Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

ADVENT LIFE SCIENCES LLP

By:	/s/ Kaasim Mahmood
Name:	Kaasim Mahmood
Title:	General Partner

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

ADVENT LIFE SCIENCES FUND II LLP

By:	Advent Life Sciences LLP
Its:	General Partner

By:	/s/ Kaasim Mahmood
Name:	Kaasim Mahmood
Title:	General Partner

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

CORMORANT PRIVATE HEALTHCARE FUND I, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

CRMA SPV, L.P.

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the Investment Manager

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

THE LEILA MITCHEL LAMBERT TRUST ESTABLISHED MAY 13, 2005

By:	/s/ Leila Mitchel Lambert
Name:	Leila Mitchel Lambert
Title:	Trustee

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

THE RAYMOND W. COHEN REVOCABLE TRUST ESTABLISHED DECEMBER 30, 2015

By:	/s/ Raymond W. Cohen
Name:	Raymond W. Cohen
Title:	Trustee

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

N5 INVESTMENT

By:	/s/ Pal R. Jensen
Name:	Pal R. Jensen
Title:	CEO

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

COÖPERATIEVE GILDE HEALTHCARE IV U.A.

By:	/s/ Marc Olivier Perret
Name:	Marc Olivier Perret
Title:	Managing Partner

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

SCHOEPFLIN INVESTMENT COMPANY

By:	/s/ George Kokke
Name:	George Kokke
Title:	CIO, CICA, Inc., its GP

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

SECURITY PACIFIC FINANCE, LTD.

By:	/s/ Sam Ozanne	/s/ Ross Cameron
Name:	Sam Ozanne	Ross Cameron
Title:	Authorised Signatories

For RBC Directorship Services (Guernsey) Limited Director

By:	/s/ Sam Ozanne	/s/ Ross Cameron
Name:	Sam Ozanne	Ross Cameron
Title:	Authorised Signatories

For RBC Corporate Services (Guernsey) Limited Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

BEDROCK ASSET MANAGEMENT, INC. DEFINED BENEFIT PLAN

By:	/s/ George Kokke
Name:	George Kokke
Title:	Trustee

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

LONGITUDE VENTURE PARTNERS III, L.P.
By:	Longitude Capital Partners III, LLC, its General Partner

By:	/s/ Juliet Tammenoms Bakker
Name:	Juliet Tammenoms Bakker
Title:	Managing Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR: Krypton Nominees Pty Ltd as Trustee for the Tashi Family Trust No.2

/s/ Roy Raphael Tashi
Roy Raphael Tashi—Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This is a counterpart signature page to the Fourth Amended and Restated Investors’ Rights Agreement to which Axonics Modulation Technologies, Inc., a Delaware corporation, and the Investors set forth below are parties:

INVESTOR:

PROVIDENT TRUST GROUP FBO GEORGE P. KOKKE IRA

By:	/s/ Stephanie Sullivan
Name:	Stephanie Sullivan
Title:	Authorized Signer

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT